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Exhibit 10.20

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
EXCEL REALTY PARTNERS, L.P.

        THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EXCEL REALTY PARTNERS, L.P., dated as of December 7, 2004 ("Amendment"), is entered into by New Plan DRP Trust (the "General Partner"), a Maryland real estate investment trust, as the general partner of Excel Realty Partners, L.P. (the "Partnership").

        WHEREAS, the Partnership was formed pursuant to that certain Agreement of Limited Partnership of Excel Realty Partners, L.P., dated as of April 24, 1995, as amended by that certain First Amendment to the Agreement of Limited Partnership of Excel Realty Partners, L.P., dated as of December 31, 1995 and amended in its entirety by that certain Amended and Restated Agreement of Limited Partnership dated as of June 25, 1997, as amended by that certain First Amendment to the Amended and Restated Agreement of Limited Partnership Excel Realty Partners, L.P., dated as of August 20, 1999 and further amended in its entirety by that certain Second Amended and Restated Agreement of Limited Partnership dated as of May 19, 2003 (the "Partnership Agreement"); and

        WHEREAS, pursuant to Section 7.3.C of the Partnership Agreement, the General Partner has been granted the authority, without the Consent of the Limited Partners, to amend the Partnership Agreement to, among other things, (i) add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners and (ii) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement; and

        WHEREAS, pursuant to the authority granted to the General Partner in Section 7.3.C of the Partnership Agreement, the General Partner has determined it is desirable to amend, in the manner set forth below, Section 4.3 of the Partnership Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:

        1.     Section 4.3 of the Partnership Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof, the following:

  Section 4.3    Loans by Third Parties

        The Partnership may incur or assume Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements, for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person), upon such terms as the General Partner determines appropriate; provided, however, that the Partnership shall not incur or assume any Debt under which a breach, violation or default would be deemed to occur by virtue of the Transfer of any Limited Partner Interest (other than any Limited Partner Interest held by the General Partner or an Affiliate of the General Partner); provided, further, that any Debt shall be nonrecourse to the General Partner unless the General Partner otherwise agrees.

        2.     All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement.

        3.     Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of the date first set forth above.

NEW PLAN DRP TRUST, as general partner
By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President

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FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EXCEL REALTY PARTNERS, L.P.